MISTER NOTARY:

Please, extend in your Public Deed Registry pursuant the present Deposit Contract signed by one party:

•
STRATOS DEL PERU S.A.C., with RUC Nº 20515769774 and dwelling in 380 Canaval y Moreyra Avenue, Office No. 402, San Isidro, Lima, properly represented by Mr. Luis Humberto Goyzueta Angobaldo, with Identity National Card Nº 10609920, according to powers registered in the Electronic Entry Nº 11995912 from the Lima Legal Entities Registry, which will be designated "STRATOS " from now on, and the other party,

•
Miss Blanca Fernandez Pasapera, identified with Identity National Card No. 16647427, and dwelling in 774 Lima Street, Chepen, La Libertad, who takes part in this document in the capacity of custodian, and as a consequence will be designated as the “DEPOSITARY” from now on.

With intervention of:

•
GABINETE TÉCNICO DE COBRANZAS S.A.C, with RUC Nº 20389470521 and dwelling in 335 Los Cipreses, San Isidro, Lima, properly represented by its General Manager Mr. Juan Antonio Pizarro Sabogal, with Identity National Card Nº 07794505, according to powers registered in the Electronic Entry Nº 11037775 of Lima Legal Entities Registry, who will be designated "GTC” from now on.

The present contract is signed according to the following terms and conditions:

FIRST CLAUSE: RECORD

1.1
By means of Public Deed of date on October 18 of 2007, STRATOS acquired the property of the worn equipments and machineries from GTC, whose details, specific features and components parts are included in the Attached. No 1, which properly registered by the parties, integrates it, and what you mister Notary will insert in the public deed that this record caused. For effects of the present Contract, the equipment mentioned herein, includes their entire accessory and integral parts mentioned in the Attached 1, will be designated as “THE EQUIPMENT” from now on.

1.2
For the present act and to the date of subscription of this Contract, GTC declares that THE EQUIPMENT is in good conservation and operation, but in suspension state, with all its pieces, accessories and components, and under these conditions THE EQUIPMENT is delivered to the “DEPOSITARY.

1.3
THE “DEPOSITARY declares to have full knowledge about the Purchase Contract signed by STRATOS and GTC, for the purchase of THE EQUPMENT by STRATOS, and that THE “DEPOSITARY declares to have full knowledge about the obligations included in this agreement and states his approval with that pointed out in number 1.2. immediately above.

SECOND CLAUSE:CUSTODIAN AND DELIVERY OF THE EQUIPMENT

2.1
By means of the present Contract, STRATOS agrees to assign Miss Blanca Fernandez Pasapera as “DEPOSITARY of THE EQUIPMENT, identified with Identity National Card No. 16647427, with dwelling in 774 Lima Street, Chepen, La Libertad, who accepts the position of custodian, putting under an obligation to watch over and conserve THE EQUIPMENT, and to deliver it in the agreed opportunities, assuming all the civil and penal liabilities of his position.

For such effects, to the signature of the Public Deed the present record causes, STRATOS will physically deliver THE EQUIPMENT to the “DEPOSITARY. It is stated that THE EQUIPMENT is delivered under the conditions indicated in number 1.2. from the Second Clause above, an that the CUSTODIAN assume the obligation of conserving THE EQUIPMENT under the same conditions as it is delivered, until the moment he has to deliver it to STRATOS.

2.2	The appointment and the performance of “custodian” position won't be remunerated, whenever the deposit established herein does not exceed October 31 of 2007.
2.3
 THE “DEPOSITARY declares that the EQUIPMENT will be placed always in the former farm “Buenos Aires ", located in Lote s/n of the former - Cooperativa Estrella del Norte, district and province Chepen, La Libertad. And any movement of the equipment outside the mentioned place will be prohibited, without the previous written approval of STRATOS.

2.4
The parties agree that in the moment when the “DEPOSITARY makes the delivery of THE EQUIPMENT to STRATOS, a “Delivery Act” will be signed in presence of a Public Notary to certify the state how THE EQUIPMENT is delivered.

2.5	The parties agree that the “DEPOSITARY will deliver THE EQUIPMENT according to the following detail:

(i)
If the Contract mentioned in number 1.1. is solved, whatever the causal is, then the “DEPOSITARY must deliver THE EQUIPMENT to GTC, in a term no more than 48 hours of produced the resolution of the contract.

The only way the “DEPOSITARY can understand that the Contract mentioned in number 1.1. from the First Clause of this agreement was resolved, it is when he must receive the copy of the notary letter from GTC to STRATOS or from STRATOS to GTC practicing the resolution clause agreed in the contract between these two latest mentioned in number 1.1. Otherwise, the “DEPOSITARY must know that the Contract mentioned in number 1.1. keeps its full validity.

(ii)
If the Contract mentioned in number 1.1. is in force on October 31 of 2007, 31 then the “DEPOSITARY must deliver THE EQUIPMENT to STRATOS, at the latest in a term that will not exceed 48 hours after the same October 31 of 2007, in presence of a Public Notary who will lift the “Delivery Act” mentioned in number 2.4. above. If the “DEPOSITARY does not carry out to deliver THE EQUIPMENT in the agreed dates, he will be civil and penal responsible for all the damages caused to STRATOS and/or to THE EQUIPMENT.

THIRD CLAUSE: ADDITIONAL OBLIGATIONS

Additionally to the other obligations assumed in this agreement, the “DEPOSITARY is under obligation to the following:

3.1.	To watch over and to preserve the integrity of THE EQUIPMENT in appropriate and conditioned way;

3.2.	To watch over and to conserve the integrity of THE EQUIPMENT with the best diligence;

3.3.	To watch over that somebody not authorized takes or have THE EQUIPMENT;

3.4.	Do not handle THE EQUIPMENT;

3.5.	To allow the access of people authorized by STRATOS from Monday to Saturday, Sundays and holidays, with the purpose of verifying the conservation state of THE EQUIPMENT.

FOURTH CLAUSE: RESPONSIBILITIES

With their single signature in this contract, the “DEPOSITARY declares to be satisfied with the state and condition of THE EQUIPMENT, declaring that there are no damages.

FIFTH CLAUSE:ARBITRATION

5.1.	The present contract is governed by the Laws and other Peruvian normative.

5.2.
Any lawsuit, controversy, disagreement or complaints come up between the parties, related to the interpretation, execution, resolution, completion, efficiency, nullity, annulment or validity related to the present Contract that cannot be solved of mutual agreement among them, will be subjected to law arbitration, in national character.

5.3.
The arbitrators will be three, from which STRATOS and THE “DEPOSITARY will each one designate one, and the two arbitrators designated will appoint the third one who will chair the arbitration court. If a party does not appoint the arbitrator that corresponds within the 15 days after received the written requirement of the party that requests the arbitration, or if in a 15 -days- term considered since the appointment of the second arbitrator, the two arbitrators does not agree on the appointment of the third arbitrator, the appointment of anyone of this arbitrators will be done, at the request of anyone of the parties by the de Conciliation Centre and National and International Arbitration from the Chamber of Commerce of Lima.

5.4.	If for any circumstance a substitute arbitrator must be appointed, he must be appointed following the same procedure mentioned before for the appointment of the arbitrator who is substituted.

5.5.
The arbitration will be developed in the city of Lima, Peru. The official language in which the arbitration will be developed will be Spanish. The arbitration will be in law and supplementary to the resolutions contained in this agreement, will be processed according to the rules planned in the Regulation of National and International Arbitration of the Chamber of Commerce of Lima

5.6.	The parties renounce the appeal interposing of the arbitration award that is issued..

5.7.
For the eventuality of nullity appeal interposing against the resolution issued from the arbitration court, the parties are subjected right now to the judges of the city of Lima, renouncing expressly the jurisdiction of their homes. On the other hand, the parties agree that any change of home from anyone, must be reported in writing to the other one, being established the new home address inside the city of Lima so that it takes effects.

Mister Notary, please add the Law clauses and inserts that correspond.

Lima, 18th October of 2007